Supplement dated May 12, 2004 to Prospectus Supplement dated February 27, 2004 (To Prospectus dated February 27, 2004)


ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2004-W2

ARGENT SECURITIES INC.
DEPOSITOR

AMERIQUEST MORTGAGE COMPANY
SELLER AND MASTER SERVICER


                  The rating assigned to the Class M-3 Certificates by Moody's Investors Service, Inc. appearing in the tables on page S-4 and page S-78 is changed from "A1" to "A3".



This Supplement may be used to offer or sell the Certificates offered hereby only if accompanied by the Prospectus Supplement dated February 27, 2004 and Prospectus dated February 27, 2004.

UNTIL 90 DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


       Morgan Stanley                                  Deutsche Bank Securities
                  (Joint Lead Managers and Joint Book Runners)



 Citigroup                  Credit Suisse First Boston       UBS Investment Bank
                                  (Co-Managers)